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                                                                    EXHIBIT 10.4
                             PENN AKRON CORPORATION

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and effective this 27 day of October, 2000, by and between, Penn Akron Corporation, a Nevada corporation (hereinafter referred to as the "CORPORATION") having its principal place of business at 1980 Gallows Road, Suite 200, Vienna, Virginia 22182 and Allen de Castro (hereinafter referred to as the "EMPLOYEE") who resides at 116 Pine Valley Drive, Medford, New Jersey 08055.

         A. The Corporation is an e-learning integrator and facilitator for K-12 students, parents and teachers providing localized "grass roots" marketing, training and fundraising services that generate supplemental community-specific financial support to schools, homes and commercial entities.

         B. The Corporation desires to hire the Employee to accomplish the foregoing business objectives.

         C.       The Employee desires to be employed by the Corporation.

         D. The parties hereto desire to specify the terms of the Employee's employment by the Corporation.

         NOW THEREFORE, in consideration of the representations, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Term of Employment.

                  The Corporation hereby employs the Employee and the Employee accepts employment with and agrees to serve the Corporation, subject to and upon the terms and conditions of this Agreement. This Agreement shall commence on the date hereof and remain in full force and effect for three years (the "INITIAL TERM"). Upon expiration of the Initial Term, this Agreement shall automatically renew and the Term shall be extended for successive two-year periods (each, a "RENEWAL TERM"), unless either party notifies the other, at least 30 days prior to the expiration of the then current period, that it does not wish this Agreement to renew. The word "TERM," as defined and used herein, shall include the Initial Term of the Agreement and any Renewal Term for which this Agreement is renewed in accordance with this Section 1. Notwithstanding the foregoing, Employee's employment hereunder may be terminated earlier, only as provided in
Section 9. Furthermore, in the event that upon expiration of the Initial Term, this Agreement is not renewed


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by the Corporation, the Corporation shall enter into a two-year consulting agreement with the Employee, the terms and conditions of which shall be mutually agreed upon by the Corporation and the Employee at such time.

         2.       Duties.

                  The Corporation hereby employs the Employee, and the Employee hereby accepts employment with the Corporation, as the Executive Vice-President of the Children's Heroes Division of the Corporation (or such other position of similar rank and status as may be agreed upon by the Corporation and the Employee), such position with powers, duties and responsibilities determined by the Corporation as are consistent with that position and as otherwise may from time to time be determined by the Corporation and the Employee, subject at all times to the control and direction of the Board of Directors of the Corporation. The Employee shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Corporation shall from time to time establish, provided that they are not inconsistent with the terms of this Agreement.

         3.       Compensation.

                  3.1 Base Salary. As compensation for services rendered to the Corporation, the Corporation shall pay the Employee a base salary of One Hundred Sixty Eight Thousand Dollars ($168,000) per year ("BASE SALARY"). The Employee's Base Salary shall be payable in installments at such intervals as the Corporation pays the salaries of its management employees generally, but in no event less frequently than on a monthly basis, and subject to such deductions and withholdings as are required to be made pursuant to applicable government laws, rules and regulations. The Corporation and the Employee shall review annually the Base Salary and, based upon the achievement of certain factors as determined by the President of the Corporation and the Employee (including the operating performance of the Children's Heroes Division of the Corporation during the preceding year and the degree to which such performance is attributable to the individual effort and performance of the Employee), the amount of Base Salary will be increased in an amount determined by the Corporation to reflect such factors.

                  3.2 Bonus Compensation. In addition to Base Salary, based upon the achievement of certain factors as determined by the President of the Corporation and the Employee (including the operating performance of the Children's Heroes Division of the Corporation during the preceding three months and the degree to which such performance is attributable to the individual effort and performance of the Employee), the Corporation shall pay to the Employee a quarterly cash bonus in an amount equal to 2.7% of the Base Salary, which bonus shall be payable on each quarterly anniversary of the date hereof (collectively, "BONUS COMPENSATION").


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                  3.3      Incentive Compensation. The Employee shall be
entitled to participate on substantially the same terms as other employees of the Corporation of equivalent rank and status, in any incentive compensation plan that will hereafter be implemented by the Corporation (the "INCENTIVE COMPENSATION"). The Corporation shall be obligated to implement such incentive compensation plan or arrangement by January 31, 2001.

                  3.4      Benefit Plans.

                           (a)      For the Term of this Agreement, the
Corporation shall provide (or cause to be provided) the following benefits to the Employee and the Employee's family at no direct cost to the Employee: a health care plan; a dental and vision care plan; and disability, accidental death and life insurance. Each such plan shall be furnished through a national provider.

                           (b)      The Corporation shall establish a pension
plan or retirement savings plan (tax deferred) by March 31, 2001, in which the Employee shall be entitled to participate on substantially the same basis as other employees of the Corporation of equivalent rank and status, provided that the Corporation shall have no obligation to make or match any contributions to any such plan. In addition, the Employee will be entitled to participate, to the extent the Employee is eligible to participate under the terms and conditions thereof, in all other employee benefit plans available, or hereafter made available, to other employees of the Corporation of equivalent rank and status.

                  3.5      Stock Awards and Stock Options.

                           (a)      The Corporation hereby grants to the
Employee pursuant to the Penn Akron Corporation Stock Option Plan (the "STOCK OPTION PLAN") (such Stock Option Plan subject to the approval of the shareholders of the Corporation) and the stock option agreement attached hereto as Exhibit 3.5(a) (the "STOCK OPTION AGREEMENT"), an option to purchase 66,000 common shares of the Corporation, par value $.01 per share (the "COMMON SHARES") at an exercise price of US$0.68 per Common Share, which shall vest and be exercisable from and after the date hereof.

                           (b)      The Corporation hereby grants to the
Employee pursuant to the Stock Option Plan and the Stock Option Agreement, an option to purchase 297,000 Common Shares at an exercise price of US$1.36 per Common Share, which shall vest and be exercisable as to 8.34% of such Common Shares from and after each quarterly anniversary of the date hereof.

                           (c)      The Corporation hereby grants to the
Employee pursuant to the Stock Option Plan and the Stock Option Agreement, an option to purchase 297,000 Common Shares at an exercise price of US$1.87 per Common Share, which shall vest and be exercisable as to 12.5% of such Common Shares from and after each quarterly anniversary of the third anniversary of the date hereof.


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                           (d)      In the event of a termination or expiration
of the Employee's employment hereunder or under a consulting agreement (i) except as set forth in Section 9.2 and 9.5 below, any stock options granted to the Employee pursuant to this Section 3.5 that are not then vested shall be forfeited and there shall be no further vesting after the effective date of the termination and (ii) any stock options that are vested shall be exercisable only as provided in the Stock Option Plan and the relevant stock option agreement.

                           (e)      Upon a Change of Control (as such term is
defined in the Stock Option Plan) the Employee's stock options shall immediately accelerate and vest such that the Employee shall have vested in a total of 100% of the stock options granted hereunder and such vested stock options shall remain exercisable for one year from the date of the Change of Control, after which time such vested stock options shall expire and be of no further force or effect.

         4. Best Efforts. The Employee shall devote his full professional time and attention to and shall perform faithfully, industriously and to the best of Employee's ability, experience and talents, all of the responsibilities assigned to him in furtherance of the business of the Corporation, including the duties and responsibilities assigned to him pursuant to Section 2 hereof; provided, however, that nothing herein shall restrict the Employee from rendering services for not-for-profit organizations, from managing his personal investments or from serving as a director or advising director of a company or firm not competing with the Corporation or its direct and indirect subsidiaries (collectively, the "PENN AKRON COMPANIES"), but only to the extent that any such activity shall not materially interfere with the performance of the duties of the Employee hereunder.

         5. Vacation. The Employee shall be entitled to two weeks of paid vacation per annum, which shall be taken at times mutually agreeable to the Employee and the Corporation. The Employee may not carry over to the following year any more than two weeks of previously-earned but unused vacation time, and at no time shall the Employee be entitled to more than four weeks of vacation time in any given year. The Employee shall not be paid for any vacation time not taken by the Employee, including any vacation time accumulated at the time of termination. The Employee shall also be entitled to all other paid leave provided to other employees of the Corporation of equivalent rank and status.

         6. Business Expenses. The Employee shall be entitled to reimbursement by the Corporation for any ordinary and necessary business expenses incurred by the Employee in the performance of the Employee's duties on behalf of the Corporation, provided that:

                  (a) Each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Corporation as a business expense and not as compensation to Employee; and


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                  (b)      The Employee furnishes to the Corporation adequate
records and other documentary evidence as required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as a deductible business expense of the Corporation.

         7.       Prohibition on Using Confidential Information.

                  7.1 The Employee recognizes and acknowledges that Confidential Information (defined below) is a valuable and unique asset of the Corporation, access to and knowledge of which is essential to the performance of the Employee' duties to the Corporation. Except as required to perform the services required under this Agreement, the Employee shall not, during his employment or any time thereafter, disclose, in whole or in part, such Confidential Information to any person, firm, corporation, association, or other entity for any reasons or purpose whatsoever, or make use of such Confidential Information for his own purposes or for the benefit of such person or other entity (except the Corporation), under any circumstances.

                  7.2 Employee shall, prior to or upon leaving the Corporation, deliver to the Corporation any and all records, items, media of any type (including all partial or complete copies or duplicates) containing or otherwise relating to Confidential Information whether prepared or acquired by the Employee or provided to the Employee by the Corporation. The Employee also acknowledges that all such records, items and media are at all times and shall remain the property of the Corporation.

                  7.3 "CONFIDENTIAL INFORMATION" means information disclosed to or known by the Employee as a consequence or through his association with the Corporation, including any information conceived, originated, discovered, or developed by the Employee, which is not generally known to the public or potential competitors of the Corporation and which constitutes or relates to marketing, sales, research, development, or know-how, including, but not limited to plans, specifications, drawings, sketches, lay-outs and formulas, development and manufacture of the products of the Corporation, purchasing, accounting, customer or contract lists, trade engineering and technical data, computer software and hardware design, information entrusted to the Corporation by third parties, or any trade secrets, proprietary or confidential matter.


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                  7.4      The Employee shall not acquire any intellectual
property rights under this Agreement except the limited right to use set out above. The Employee acknowledges that, as between the Corporation and the Employee, the Confidential Information and all related copyrights and other intellectual property rights, are (and at all times will be) the property of the Corporation, even if suggestions, comments, and/or ideas made by the Employee are incorporated into the Confidential Information or related materials during the period of this Agreement.

         8.       Covenant Not to Compete.

                  8.1 For the Term of this Agreement and twelve (12) months thereafter (the "RESTRICTED PERIOD"), the Employee shall not:

                  (a) directly or indirectly own, manage, operate, join, control, participate in, invest in, or otherwise be connected with, in any manner, whether as an officer, director, employee, partner, investor or otherwise, any business entity that is engaged in any business in which any of the Penn Akron Companies are engaged during such period (each, a "COMPETING BUSINESS"), in all locations in which the Penn Akron Companies, or any of them, are doing business;

                  (b) for himself or on behalf of any other person, partnership, the Corporation or entity, call on any registered customer of the Penn Akron Companies for the purpose of soliciting, diverting or taking away any registered customer from the Penn Akron Companies; or

                  (c) induce, influence or seek to induce or influence any person engaged as an employee, representative, agent or independent contractor by the Penn Akron Companies, or any of them, to terminate his or her relationship with the Penn Akron Companies, or any of them.

                  8.2 Nothing herein contained shall be deemed to prohibit the Employee from (i) owning a passive investment in securities of an issuer if the securities of such issuer are listed for trading on a national securities exchange or are traded in the over-the-counter market and the Employee's holdings therein represent less than two percent of the total number of shares or principal amount of the securities of such issuer outstanding, (ii) owning a passive investment in securities of a private company if the Employee's holdings therein represent less than two percent of the total number of shares or principal amount of the securities of such issuer outstanding, (iii) owning securities, regardless of amount, of any of the Penn Akron Companies or (iv) participating in a Competing Business with the prior written consent of the Board of Directors of the Corporation.

                  8.3 In the event the Employee shall breach Section 7 or this Section 8, the Employee's right to receive payments from the Corporation following termination pursuant to Sections 9.2 and 9.5 shall immediately terminate and be of no further force or effect.


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         9.       Termination.

                  9.1      Termination for Just Cause.

                           (a)      The Corporation may terminate the Employee's
employment hereunder for Just Cause. For purposes of this Agreement and subject to the Employee's opportunity to cure as provided in Paragraph (c) below, a termination by the Corporation for "JUST CAUSE" shall be defined as a termination by the Corporation of the Employee as the result of:

                           (i)      willful fraud or dishonesty in connection
with Employee's performance hereunder that results in material harm to the Corporation;

                           (ii)     the repeated failure by Employee to
substantially perform his duties hereunder that results in material harm to the Corporation;

                           (iii)    material breach by Employee of Employee's
obligations under Section 2 of this Agreement (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on Employee's part and is committed in bad faith or without reasonable belief that such conduct is in the best interests of the Corporation, or which is the result of Employee's gross neglect of duties; or

                           (iv)     the conviction  for, or plea of nolo
contendere to, a charge of a commission of a felony.

                           (b)      If the Employee's  employment is terminated
by the Corporation for Just Cause, the Corporation shall have no further obligations or liability hereunder, except to pay to the Employee all Base Salary, any applicable Incentive Compensation, and the pro rata portion of any Bonus Compensation that may have then been earned but is unpaid, and all benefits that are then vested or otherwise owned by the Employee, as of such date of termination. Such payments shall be made in accordance with the Corporation's normal payroll practices. If the Employee is terminated for Just Cause, he will immediately forfeit any and all unvested stock options previously granted to him by the Corporation. The foregoing sentence shall be in addition to, and not in lieu of, any and all other rights and remedies which may be available to the Corporation under the circumstances, whether at law or in equity.

                           (c)      Notwithstanding the foregoing, it shall be a
condition precedent to the Corporation's right to terminate the Employee's employment for Just Cause that (1) the Corporation shall first have given the Employee written notice stating with specificity the reason for the termination ("BREACH"); (2) the Corporation shall have provided Employee an opportunity to appear before the Board of Directors of the Corporation to answer such grounds of termination; and (3) if such breach is susceptible of cure or remedy, a period of 45 days from and after the giving of such


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notice shall have elapsed without the Employee having effectively cured or remedied such breach during such 45-day period, unless such breach cannot be cured or remedied within 45 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days), provided the Employee has made and continues to make a diligent effort to effect such remedy or cure.

                  9.2 Termination Without Cause. The Corporation may terminate the Employee's employment hereunder Without Cause. For purposes of this Agreement, a termination by the Corporation "WITHOUT CAUSE" shall be defined as a termination by the Corporation of the Employee for any reason other than a termination upon non-renewal under Section 1, a termination for Just Cause under Section 9.1 or a termination upon death or disability under Section
9.3. If the Employee's employment is terminated by the Corporation Without Cause, the Employee will be entitled to receive (i) severance compensation equal to what would have been his Base Salary and Bonus Compensation under Sections
3.1 and 3.2, for the lesser of six (6) months or the remaining Term, payable at such times as his Base Salary and Bonus Compensation would have been paid if his employment had not been terminated (or, at the election of the Employee, in a lump sum without discount), and (ii) other benefits accrued by him hereunder up to and including the date of such termination, payable within ninety (90) days after the date of such termination. In addition, any and all unvested stock options and other such unvested incentives or awards previously granted to him by the Corporation will accelerate and vest as of the date of termination.

                  9.3 Death or Disability. The Employee's employment shall terminate upon his death or disability. In the event of the Employee's death, the Corporation shall pay to the Employee's designated beneficiary, or if he leaves no designated beneficiary to his estate, all Base Salary, any applicable Incentive Compensation and the pro rata portion of any Bonus Compensation that may have then been earned but is unpaid, and all benefits that are vested or otherwise owned by the Employee, as of the time of his death. Such payments shall be made in accordance with the Corporation's normal payroll practices. The Corporation may terminate the Employee's employment under this Agreement if either (i) the Corporation determines, consistent with applicable law, that the Employee is unable, due to any disabling illness or injury, to perform the essential functions of his employment with or without a reasonable accommodation; or (ii) the Employee is absent from work for any reason for a period of 180 consecutive days. In the event of such a termination, the Employee shall be paid all Base Salary, any applicable Incentive Compensation and the pro rata portion of any Bonus Compensation that may have then been earned but is unpaid, and all benefits that are then vested or otherwise owned by the Employee, in each case as of such date of termination. Such payments shall be made in accordance with the Corporation's normal payroll practices. The Employee shall not be entitled to any additional compensation or benefit in the event of death or disability, except as otherwise provided in this Section 9.3.

                  9.4 Termination by Employee for Other Than Good Reason. Employee may voluntarily terminate his employment with the Corporation for any reason whatsoever, by providing


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Corporation written notice thereof. In such event, Employee's employment shall terminate effective on the thirtieth day after the receipt of such notice by Corporation unless the parties mutually agree to an earlier termination. Upon termination for Other Than Good Reason by the Employee, the Employee shall be paid all Base Salary, any applicable Incentive Compensation, and the pro rata portion of any Bonus Compensation that may have then been earned but is unpaid, and all benefits that are then vested or otherwise owned by the Employee, as of such date of termination. Such payments shall be made in accordance with the Corporation's normal payroll practices.

                  9.5 Termination by Employee for Good Reason. The Employee's employment under this Agreement may be terminated by the Employee for "GOOD REASON" upon thirty (30) days written notice to the Corporation. For this purpose, "GOOD REASON" means (i) a change in the location of the Corporation's headquarters or of the office of the Employee from the Washington, D.C. metropolitan area; (ii) a material diminution in the Employee's title, authority or duties, as the same exist on the date hereof; (iii) a reduction in Employee's annual Base Salary or incentive compensation opportunity; or (iv) a material breach of this Agreement by the Corporation. Notwithstanding the foregoing, a termination shall not be treated as a termination for Good Reason (i) if the Employee consented in writing to the occurrence of the event giving rise to the claim of termination for Good Reason or (ii) unless the Employee delivered a written notice to the Board within thirty (30) days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within ten (10) days of the receipt of such notice. If the Employee terminates this Agreement for "Good Reason," the Employee shall be entitled to receive the same payments and benefits as he would be entitled to receive pursuant to Paragraph 9.2 hereof in the case of a Termination Without Cause.

                  9.6 Return of Property. Upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is the Corporation's property or related to the Corporation's business.

         10.      Arbitration.

                  Any dispute, controversy, or claim arising out of or related to this Agreement, shall be resolved exclusively by arbitration in the Washington, D.C. area before a three person panel of arbitrators appointed by the American Arbitration Association (the "AAA") in a confidential arbitration conducted on an expedited basis in accordance with applicable AAA rules and procedures. The determination and award of the arbitrator shall be conclusive and binding on the Corporation and the Employee, and judgment on the arbitrator's award shall be entered in any court having jurisdiction thereof.

         11.      Notices.


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                  For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly issued when hand delivered, or when dispatched to any overnight delivery service, or when deposited for mailing in a United States mailbox or at a United States Post Office if sent postage prepaid and return receipt requested by United States Certified or Regular Mail, to the addresses set forth below:

                  If to the Employee:

                           Allen de Castro
                           116 Pine Road
                           Medford, New Jersey 08055

                  If to the Corporation:

                           Penn Akron Corporation
                           1980 Gallows Road
                           Suite 200
                           Vienna, Virginia 22182

or such other address as any party may have furnished to the other in writing in accordance herewith.

         12.      Successors.

                  12.1 This Agreement is personal to Employee and neither it nor any benefits hereunder shall, without the prior written consent of the Corporation, be assignable by Employee.

                  12.2 This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors and assigns and any such successor or assignee shall be deemed substituted for the Corporation under the terms of this Agreement for all purposes. As used herein, "SUCCESSOR" and "ASSIGNEE" shall include any person, firm, corporation, or other business entity that at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires the stock of the Corporation or to which the Corporation assigns this Agreement by operation of law or otherwise.


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         13.      Indemnification.

                  The Corporation shall indemnify and hold harmless the Employee to the fullest extent permitted by law from and against any costs, expenses (including attorney's fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending, or future civil, criminal, administrative or investigative action, suit or proceeding to which he is or is threatened to be made a party by reason of the execution or performance of this Agreement, the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, or other enterprise, if (i) such action, suit or proceeding arises out of activities of the Corporation prior to his assumption of such position, or
(ii) in acting within the scope of his employment, (x) he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or (y) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Corporation shall also advance to the Employee to the fullest extent permitted by law any costs and expenses incurred by Employee in connection therewith.

         14.      Governing Law.

                  This Agreement is made pursuant to, and shall be governed, construed, and enforced in all respects and for all purposes in accordance with the laws of the State of Virginia.

         15.      Waivers.

                  No consent or waiver, express or implied, by either party, to or of any breach or default by the other in the performance by the other of its obligations hereunder, shall be deemed or construed to be a consent or waiver to, or of, any other breach or default in the performance by such other party hereunder. Failure on the part of either party to complain of any act or failure to act of any other party, or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         16.      Amendments.

                  This Agreement is subject to amendment only by a written agreement signed by both of the parties hereto.


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         17.      Invalid Provisions.

                  In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and the same shall be enforceable to the fullest extent permitted by law.

         18.      Attorneys' Fees.

                  In the event of any arbitration between the parties hereto to enforce any provision of this Agreement or any right of any party hereto, the unsuccessful party to such arbitration agrees to pay to the successful party, all costs and expenses, including reasonable attorneys' fees and costs incurred therein.

         19.      Captions and Headings.

                  The headings of the articles of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereto.

         20.      Entire Agreement.

                  This Agreement contains the entire Agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral Agreement, but only by an Agreement in writing.


         21.      Use of Terms.

                  Wherever the context of this Agreement requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.


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                  IN WITNESS WHEREOF, the parties to this Employment Agreement have duly executed the same on the date and year first above written.

PENN AKRON CORPORATION:                              EMPLOYEE:


By:
   --------------------                              --------------------



Its:
    -------------------


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